CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A)(No. 33-23512) of The GCG Trust, of our reports dated February 7, 2001, included in the 2000 Annual Report to shareholders.

                                                ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2001